EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2012 FOURTH QUARTER AND FISCAL YEAR FINANCIAL RESULTS

KILGORE, Texas, February 27, 2013/GlobeNewswire/ -- Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today its financial results for the fourth quarter and year ended December 31, 2012.

The Partnership reported net income for the fourth quarter of 2012 of $6.7 million, or $0.27 per limited partner unit. This compared to net income for the fourth quarter of 2011 of $3.0 million, or $0.06 per limited partner unit. The Partnership reported net income for the year ended December 31, 2012 of $102.0 million, or $3.96 per limited partner unit. This compared to net income for the year ended December 31, 2011 of $22.8 million, or $0.92 per limited partner unit.

     The Partnership reported income from continuing operations for the fourth quarter of 2012 of $9.2 million, or $0.36 per limited partner unit. This compared to income from continuing operations for the fourth quarter of 2011 of $1.4 million, or $0.03 per limited partner unit. The Partnership reported a loss from discontinued operations for the fourth quarter of 2012 of $2.4 million, or $0.09 per limited partner unit. This compared to income from discontinued operations for the fourth quarter of 2011 of $1.7 million, or $0.03 per limited partner unit. Revenues for the fourth quarter of 2012 were $454.1 million compared to $347.2 million for the fourth quarter of 2011.

The Partnership reported income from continuing operations for the year ended December 31, 2012 of $37.1 million, or $1.32 per limited partner unit. This compared to income from continuing operations for the year ended December 31, 2011 of $13.4 million, or $0.57 per limited partner unit. The Partnership reported income from discontinued operations for the year ended December 31, 2012 of $64.9 million, or $2.64 per limited partner unit. This compared to income from discontinued operations for the year ended December 31, 2011 of $9.4 million, or $0.35 per limited partner unit. Income from discontinued operations was positively impacted by a gain on the sale of the Prism Assets of $61.8 million for the year ended December 31, 2012. Revenues for the year ended December 31, 2012 were $1.5 billion compared to $1.2 billion for the year ended December 31, 2011.

The Partnership's distributable cash flow for the three months ended December 31, 2012 was $20.1 million and for the year ended December 31, 2012 was $83.8 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP, LLC, the general partner of the Partnership, said “We can best summarize our fourth quarter 2012 as a period of strong growth for the Partnership. During the quarter, we successfully closed three acquisitions- a new high water mark for the Partnership. These acquisitions have created even more growth platforms; and we have positioned ourselves well for cash flows commencing over the next two years as associated projects are completed.

"Our distributable cash flow (DCF) coverage ratio was 1.06 times based on our fourth quarter distribution. Similarly, our DCF was 1.10 times for the year ended 2012. DCF for the fourth quarter was slightly lower than we projected primarily due to an increased level of administrative expenses associated with the acquisitions and higher than expected maintenance capital expenditures. However, given the growth capital spending associated with several key organic growth projects completed during the year, I am pleased with this level of performance.

"By segment, we saw strong performance in our Terminalling and Storage segment associated with our new Corpus Christi crude oil terminal. This facility has performed very well during its first full quarter of operation- well exceeding our forecasted throughput. Given the growth of Eagle Ford Shale crude oil production, we see likely expansion on the horizon at this facility. In 2013, this segment will also benefit from the October 2012 drop down of our Cross Oil lubricant packaging facility and the growth of that business. Finally, the acquisition of Talen's Marine & Fuel, L.L.C. at the end of 2012 gives our Partnership a strong market position in the marine fuel and lubricant terminalling business. While we expect this acquisition to generate $6-$7 million of cash flow annually, the outlook for increased levels of activity in the Gulf of Mexico oil and gas exploration and production bode well for our enhanced marine terminal system.
"In our Natural Gas Services segment, we benefited from better than projected seasonal sales quantities and margins. On the natural gas storage side, softness continues in the marketplace which has negatively impacted the distributions we are receiving from Monroe Gas Storage LLC. However, to enhance the Partnership's long-term growth, we purchased all of the equity interests in Red Bird Gas Storage LLC which were previously owned by Martin Resource Management Corporation during the fourth quarter 2012. We expect these strategically located natural gas storage assets to generate distributable cash flow for the Partnership commencing in 2015.
"Our Sulfur Services segment posted another strong quarter on the continued strength in demand for agricultural products. Further, we achieved record utilization levels on our sulfur-related assets in 2012. While we expect the market to remain relatively strong in 2013, our forecasted performance reflects some level of normalization. In our pure sulfur and prilling side of the business, we were ahead of plan for 2012, but have chosen to take a normalized view of 2013.
"Finally, our Marine Transportation segment continued to benefit from the full employment of our offshore vessels in the spot market during the fourth quarter. We finished the year with a very strong quarter as our assets have become more desirable given the need for oil and liquids transport due to increased shale production. Our inland division of the segment performed as forecasted and our asset utilization was more than 95% as anticipated. For 2013, we again anticipate our offshore assets being employed as South Texas demand continues to be strong."
Included with this press release are the Partnership's consolidated financial statements as of and for the quarter and year ended December 31, 2012 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Annual Report on Form 10-K, to be filed with the SEC on March 4, 2013.

Investors' Conference Call

An investors' conference call to review the fourth quarter and fiscal year results will be held on Thursday, February 28, 2013, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on February 28, 2013 through 10:59 p.m. Central Time on March 7, 2013. The access code for the conference call and the audio replay is Conference ID No. 93672427. The audio replay of the conference call will also be archived on Martin Midstream Partners' website at www.martinmidstream.com.

About Martin Midstream Partners

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: terminalling, storage, processing and packaging services for petroleum products and by-products;  natural gas liquids storage, marketing and distribution services and natural gas storage;  sulfur and sulfur-based products processing, manufacturing, marketing and distribution;  and marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the SEC. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership reports its financial results in accordance with United States generally accepted accounting principles (GAAP). However, from time to time, the Partnership uses certain non-GAAP financial measures such as distributable cash flow because the Partnership's management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of the Partnership's cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with GAAP. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the SEC. Accordingly, the Partnership has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

The Partnership has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. The Partnership calculates distributable cash flow as follows:

(1) net income from continuing operations (as reported in statements of operations); plus depreciation and amortization; plus loss on sale of property, plant and equipment; plus amortization of debt discount, and amortization of deferred debt issuance costs (all as reported in statement of cash flows); less payments of installment notes payable and capital lease obligations (as described below); plus deferred income taxes (as reported in statement of cash flows); less Mont Belvieu indemnity escrow payment (as described below); plus debt prepayment premium (as described below); less gain on sale of equity method investment; plus equity in loss of unconsolidated entities (as reported in statements of operations); less payments for plant turnaround costs (as reported in statements of cash flows); less maintenance capital expenditures (as reported under the caption "Liquidity and Capital Resources" in the Partnership's Annual Report on Form 10-K to be filed with the SEC on March 4, 2013); plus unit-based compensation (as reported in the statements of changes in capital); plus distribution equivalents from unconsolidated entities (as described below).

(2) net income (loss) from discontinued operations (as reported in statements of operations); plus depreciation and amortization; less gain on sale of property, plant and equipment; less gain on sale of discontinued operations; plus income tax expense on sale from sale of discontinued operations; less equity in earnings of unconsolidated entities (all as reported in Note 5 under the caption "Notes to Consolidated Financial Statements" in the Partnership's Annual Report on Form 10-K to be filed with the SEC on March 4, 2013); less maintenance capital expenditures (as reported under the caption "Liquidity and Capital Resources" in the Partnership's Annual Report on Form 10-K to be filed with the SEC on March 4, 2013); plus distribution equivalents from unconsolidated entities and invested cash in unconsolidated entities (both as described below).

The Partnership's payments of installment notes payable and capital lease obligations is calculated as payments of notes payable and capital lease obligations (as reported in the statement of cash flows), less the early extinguishment of notes payable of $6.3 million.

The Partnership's Mont Belvieu indemnity escrow payment represents the final proceeds from the 2009 sale of certain assets comprising the Mont Belvieu railcar unloading facility.

For the year ended December 31, 2012, the Partnership incurred a debt prepayment premium of $2.2 million related to the early redemption of $25.0 million of Senior Notes and $0.3 million related to the early retirement of a note payable on certain marine transportation assets.

The Partnership's distribution equivalents from unconsolidated entities from continuing operations is calculated as distributions from unconsolidated entities (as reported in statements of cash flows); plus return of investments from unconsolidated entities (calculated as reported in statements of cash flows less a $2.0 million purchase price adjustment recorded as a return of investment by the Partnership in the statement of cash flows for the year ended December 31, 2012).

The partnership's distribution equivalents from unconsolidated entities from discontinued operations is calculated as return of investments from unconsolidated entities; plus distributions in-kind from unconsolidated entities (all as reported under the caption "Liquidity and Capital Resources" in the Partnership's Annual Report on Form 10-K to be filed with the SEC on March 4, 2013).

The Partnership's invested cash in unconsolidated entities from discontinued operations is calculated as (Contributions to) unconsolidated entities for operations, plus expansion capital expenditures in unconsolidated entities (all as reported under the caption “Liquidity and Capital Resources” in the Partnership's Annual Report on Form 10-K to be filed with the SEC on March 4, 2013).

The Partnership's distributable cash flow attributable to Packaging Assets is calculated as net income attributable to the Packaging Assets prior to the acquisition by the Partnership, plus depreciation and amortization, plus deferred income taxes.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Partnership's general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31, 2012
	2012	2011[1]
Assets
Cash	$5,162	$266
Accounts and other receivables, less allowance for doubtful accounts of $2,805 and $3,384, respectively	190,652	143,036
Product exchange receivables	3,416	17,646
Inventories	95,987	93,254
Due from affiliates	13,343	5,968
Fair value of derivatives	—	622
Other current assets	2,777	4,366
Assets held for sale	3,578	212,787
Total current assets	314,915	477,945

Property, plant and equipment, at cost	767,344	651,460
Accumulated depreciation	(256,963)	(218,202)
Property, plant and equipment, net	510,381	433,258

Goodwill	19,616	8,337
Investment in unconsolidated entities	154,309	132,605
Debt issuance costs, net	10,244	13,330
Other assets, net	3,531	3,633
	$1,012,996	$1,069,108
Liabilities and Partners’ Capital
Current portion of long-term debt and capital lease obligations	$3,206	$1,261
Trade and other accounts payable	140,045	136,124
Product exchange payables	12,187	37,313
Due to affiliates	3,316	74,654
Income taxes payable	10,239	926
Fair value of derivatives	—	362
Other accrued liabilities	9,489	11,054
Liabilities held for sale	—	501
Total current liabilities	178,482	262,195

Long-term debt and capital leases, less current maturities	474,992	458,941
Deferred income taxes	—	9,697
Other long-term obligations	1,560	1,088
Total liabilities	655,034	731,921

Partners’ capital	357,962	336,561
Accumulated other comprehensive income	—	626
Total partners’ capital	357,962	337,187
Commitments and contingencies
	$1,012,996	$1,069,108
1Financial information has been revised to include balances attributable to Redbird Class A interests and the Cross Packaging Assets. See Note 2(a) – Principles of Presentation and Consolidation.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on March 4, 2013.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2012¹	2011¹	2010¹
Revenues:
Terminalling and storage *	$90,243	$77,283	$67,117
Marine transportation *	85,748	76,936	77,642
Sulfur services *	11,702	11,400	—
Product sales: *
Natural gas services	825,506	611,749	442,005
Sulfur services	249,882	263,644	165,078
Terminalling and storage	227,280	201,478	128,273
	1,302,668	1,076,871	735,356
Total revenues	1,490,361	1,242,490	880,115

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	801,724	598,814	427,657
Sulfur services *	194,952	219,697	122,121
Terminalling and storage	200,855	179,461	115,308
	1,197,531	997,972	665,086
Expenses:
Operating expenses *	151,020	137,685	113,426
Selling, general and administrative *	25,494	20,531	16,865
Depreciation and amortization	42,063	40,276	36,884
Total costs and expenses	1,416,108	1,196,464	832,261
Other operating income (loss)	(418)	1,326	228
Operating income	73,835	47,352	48,082

Other income (expense):
Equity in earnings (loss) of unconsolidated entities	(1,113)	(4,752)	2,536
Gain from ownership change in unconsolidated entity	—	—	6,413
Debt prepayment premium	(2,470)	—	—
Interest expense	(30,665)	(26,781)	(35,322)
Other, net	1,092	420	385
Total other income (expense)	(33,156)	(31,113)	(25,988)
Net income before taxes	40,679	16,239	22,094
Income tax expense	(3,557)	(2,872)	(2,622)
Income from continuing operations	37,122	13,367	19,472
Income from discontinued operations, net of income taxes	64,865	9,392	8,061
Net income	101,987	22,759	27,533
Less general partner's interest in net income	(4,748)	(5,289)	(3,869)
Less pre-acquisition (income) loss allocated to Parent	(4,622)	1,583	(11,511)
Less beneficial conversion feature	—	(1,108)	(1,108)
Limited partner's interest in net income	$92,617	$17,945	$11,045

¹ Financial information for 2012, 2011 and 2010 has been revised to include results attributable to the Redbird Class A interests and the Packaging Assets acquired from Cross prior to October 2, 2012. See Note 2(a) – Principles of Presentation and Consolidation.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on March 4, 2013.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2012¹	2011¹	2010¹
Revenues:
Terminalling and storage	$64,669	$54,211	$46,823
Marine transportation	17,494	23,478	28,194
Product Sales	7,201	9,081	7,903
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	27,512	16,749	7,517
Sulfur services	16,968	18,314	16,061
Terminalling and Storage	48,375	45,089	32,489
Expenses:
Operating expenses	58,834	58,051	48,390
Selling, general and administrative	13,678	8,610	7,237

¹ Financial information for 2012, 2011, and 2010 has been revised to include results attributable to the Redbird Class A interests and the Packaging Assets acquired from Cross prior to October 2, 2012. See Note 2(a) – Principles of Presentation and Consolidation.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on March 4, 2013.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and units in thousands, except per unit amounts)

	Year Ended December 31,
	2012	2011	2010
Allocation of net income attributable to:
Limited partner interest:
Continuing operations	$30,915	$11,193	$4,441
Discontinued operations	61,702	6,752	6,604
	92,617	17,945	11,045
General partner interest:
Continuing operations	1,585	3,106	2,736
Discontinued operations	3,163	2,183	1,133
	4,748	5,289	3,869
Net income attributable to:
Continuing operations	32,500	14,299	7,177
Discontinued operations	64,865	8,935	7,737
	$97,365	$23,234	$14,914

Net income attributable to limited partners:
Basic:
Continuing operations	$1.32	$0.57	$0.25
Discontinued operations	2.64	0.35	0.38
	$3.96	$0.92	$0.63

Weighted average limited partner units - basic	23,362	19,545	17,525

Diluted:
Continuing operations	$1.32	$0.57	$0.25
Discontinued operations	2.64	0.35	0.38
	$3.96	$0.92	$0.63

Weighted average limited partner units - diluted	23,365	19,547	17,526

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on March 4, 2013.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Parent Net Investment[1]	Common		Subordinated		General Partner	Accumulated Comprehensive Income
		Units	Amount	Units	Amount	Amount	Amount	Total
Balances – December 31, 2009	$41,643	16,057,832	$245,683	889,444	$16,613	$4,731	$(2,076)	$306,594
Net Income	11,511	—	12,153	—	—	3,869	—	27,533
Recognition of beneficial conversion feature	—	—	(1,108)	—	1,108	—	—	—
Follow-on public offerings	—	2,650,000	78,600	—	—	—	—	78,600
Redemption of common units	—	(1,000,000)	(28,070)	—	—	—	—	(28,070)
General partner contribution	—	—	—	—	—	1,089	—	1,089
Excess purchase price over carrying value of acquired assets	—	—	(4,590)	—	—	—	—	(4,590)
Cash distributions ($3.00 per unit)	—	—	(51,886)	—	—	(4,810)	—	(56,696)
Unit-based compensation	—	3,500	113	—	—	—	—	113
Purchase of treasury units	—	(3,500)	(108)	—	—	—	—	(108)
Adjustment in fair value of derivatives	—	—	—	—	—	—	3,495	3,495
Balances – December 31, 2010	53,154	17,707,832	250,787	889,444	17,721	4,879	1,419	327,960

Net income (loss)	(1,583)	—	19,053	—	—	5,289	—	22,759
Recognition of beneficial conversion feature	—	—	(1,108)	—	1,108	—	—	—
Follow-on public offering	—	1,874,500	70,330	—	—	—	—	70,330
General partner contribution	—	—	—	—	—	1,505	—	1,505
Conversion of subordinated units to common units	—	889,444	18,829	(889,444)	(18,829)	—	—	—
Cash distributions ($3.05 per unit)	—	—	(58,252)	—	—	(6,245)	—	(64,497)
Excess purchase price over carrying value of acquired assets	—	—	(19,685)	—	—	—	—	(19,685)
Unit-based compensation	—	14,850	190	—	—	—	—	190
Purchase of treasury units	—	(14,850)	(582)	—	—	—	—	(582)
Adjustment in fair value of derivatives	—	—	—	—	—	—	(793)	(793)
Balances – December 31, 2011	51,571	20,471,776	279,562	—	—	5,428	626	337,187

Net income (loss)	4,622	—	92,617	—	—	4,748	—	101,987
Follow-on public offering	—	6,095,000	194,170	—	—	—	—	194,170
General partner contribution	—	—	—	—	—	4,145	—	4,145
Cash distributions ($3.06 per unit)	—	—	(70,679)	—	—	(5,849)	—	(76,528)
Excess purchase price over carrying value of acquired assets	—	—	(142,075)	—	—	—	—	(142,075)
Excess carrying value of assets over the purchase price paid by Martin Resource Management	—	—	(4,268)	—	—	—	—	(4,268)
Unit-based compensation	—	—	385	—	—	—	—	385
Purchase of treasury units	—	—	(222)	—	—	—	—	(222)
Contributions to parent	(56,193)	—	—	—	—	—	—	(56,193)
Adjustment in fair value of derivatives	—	—	—	—	—	—	(626)	(626)
Balances – December 31, 2012	$—	26,566,776	$349,490	$—	$—	$8,472	$—	$357,962

1Financial information for 2012, 2011 and 2010 has been revised to include results attributable to the Redbird Class A interests and the Packaging Assets acquired from Cross prior to October 2, 2012. See Note 2(a) – Principles of Presentation and Consolidation.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on March 4, 2013.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2012¹	2011¹	2010¹
Cash flows from operating activities:
Net income	$101,987	$22,759	$27,533
Less: Income from discontinued operations	(64,865)	(9,392)	(8,061)
Net income from continuing operations	37,122	13,367	19,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,063	40,276	36,884
Amortization of deferred debt issue costs	3,290	3,755	4,814
Amortization of discount on notes payable	581	351	269
Deferred income taxes	402	622	452
(Gain) loss on disposition or sale of property, plant, and equipment	795	898	(229)
Gain on sale of equity method investment	(486)	—	—
Equity in (earnings) loss of unconsolidated entities	1,113	4,752	(2,536)
Gain on ownership change in unconsolidated entity	—	—	(6,413)
Other	385	190	113
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(56,703)	(34,626)	(20,009)
Product exchange receivables	14,230	(8,547)	(4,967)
Inventories	(2,733)	(28,714)	(20,815)
Due from affiliates	(19,999)	5,551	(175)
Other current assets	3,046	(1,996)	(1,455)
Trade and other accounts payable	16,186	50,904	14,116
Product exchange payables	(25,126)	14,961	14,366
Due to affiliates	18,601	11,874	(5,714)
Income taxes payable	367	(943)	(8)
Other accrued liabilities	(1,467)	1,063	5,185
Change in other non-current assets and liabilities	872	3,500	(4,307)
Net cash provided by continuing operating activities	32,539	77,238	29,043
Net cash provided by discontinued operating activities	139	14,124	10,135
Net cash provided by operating activities	32,678	91,362	39,178
Cash flows from investing activities:
Payments for property, plant, and equipment	(93,640)	(77,202)	(18,179)
Acquisitions, net of cash acquired	(224,603)	(16,815)	(16,747)
Proceeds from sale of acquired assets	56,000	—	—
Payments for plant turnaround costs	(2,107)	(2,103)	(1,090)
Proceeds from sale of property, plant, and equipment	44	1,025	994
Proceeds from sale of equity method investment	531	—	—
Investments in unconsolidated entities	(775)	(59,319)	—
Milestone distributions from ECP	2,208	—	6,625
Return of investments from unconsolidated entities	5,980	1,432	—
(Contributions to) unconsolidated entities for operations	(30,279)	(35,765)	(19,253)
Net cash (used in) continuing investing activities	(286,641)	(188,747)	(47,650)
Net cash provided by (used in) discontinued investing activities	271,605	(13,908)	(43,366)
Net cash (used in) investing activities	(15,036)	(202,655)	(91,016)
Cash flows from financing activities:
Payments of long-term debt	(706,000)	(442,000)	(441,868)
Payments of notes payable and capital lease obligations	(6,556)	(1,132)	(111)
Proceeds from long-term debt	727,000	529,000	503,856
Net proceeds from follow on public offerings	194,170	70,330	78,600
General partner contributions	4,145	1,505	1,089
Redemption of common units	—	—	(28,070)
Excess purchase price over carrying value of acquired assets	(142,075)	(19,685)	(4,590)
Excess carrying value of assets over the purchase price paid by Martin Resource Management	(4,268)	—	—
Purchase of treasury units	(222)	(582)	(108)
Increase (decrease) in affiliate funding of investments in unconsolidated entities	(2,208)	30,828	12,628
Payments of debt issuance costs	(204)	(3,588)	(7,468)
Cash distributions paid	(76,528)	(64,497)	(56,696)
Net cash provided by (used in) financing activities	(12,746)	100,179	57,262

Net increase (decrease) in cash	4,896	(11,114)	5,424
Cash at beginning of period	266	11,380	5,956
Cash at end of period	$5,162	$266	$11,380

Supplemental schedule of non-cash investing and financing activities:
Purchase of assets under note payable	$—	$—	$7,354
1Financial information for 2012, 2011 and 2010 has been revised to include results attributable to the Redbird Class A interests and the Packaging Assets acquired from Cross prior to October 2, 2012. See Note 2(a) – Principles of Presentation and Consolidation.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on March 4, 2013.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars in thousands)

Terminalling and Storage Segment	Years Ended December 31,
	2012¹	2011¹	2010¹
	(In thousands)
Revenues:
Services	$94,895	$81,697	$71,471
Products	227,280	201,478	128,273
Total revenues	322,175	283,175	199,744

Cost of products sold	202,966	182,928	115,308
Operating expenses	63,499	54,992	43,360
Selling, general and administrative expenses	4,671	3,343	2,180
Depreciation and amortization	22,976	19,814	17,330
	28,063	22,098	21,566
Other operating loss	(119)	(531)	244
Operating income	$27,944	$21,567	$21,810

Natural Gas Services Segment	Years Ended December 31,
	2012¹	2011¹	2010¹
	(In thousands)
Revenues	$825,506	$611,749	$442,005
Cost of products sold	803,195	600,034	428,843
Operating expenses	3,550	2,994	3,210
Selling, general and administrative expenses	4,236	1,876	2,581
Depreciation and amortization	601	578	571
	13,924	6,267	6,800
Other operating income (loss)	—	—	(20)
Operating income	$13,924	$6,267	$6,780

NGLs Volumes (Bbls)	12,080	7,866	6,997

The Natural Gas Services segment information shown above excludes the discontinued operations of the Prism Assets for all periods presented.

1Financial information for 2012, 2011 and 2010 has been revised to include results attributable to the Redbird Class A interests and the Packaging Assets acquired from Cross prior to October 2, 2012. See Note 2(a) – Principles of Presentation and Consolidation.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars in thousands)

Sulfur Services Segment	Years Ended December 31,
	2012¹	2011¹	2010¹
	(In thousands)
Revenues:
Services	$11,702	$11,400	$—
Products	249,882	263,644	165,078
Total revenues	261,584	275,044	165,078

Cost of products sold	195,314	220,059	122,483
Operating expenses	17,404	19,328	17,013
Selling, general and administrative expenses	3,975	3,361	3,422
Depreciation and amortization	7,371	6,725	6,262
	37,520	25,571	15,898
Other operating income (loss)	(258)	2,080	(12)
Operating income	$37,262	$27,651	$15,886

Sulfur (long tons)	1,066.1	1,314.5	1,129.2
Fertilizer (long tons)	306.1	271.8	274.9
Sulfur services volumes (long tons)	1,372.2	1,586.3	1,404.1

Marine Transportation Segment	Years Ended December 31,
	2012¹	2011¹	2010¹
	(In thousands)
Revenues	$88,815	$83,971	$82,635
Operating expenses	70,342	66,771	57,642
Selling, general and administrative expenses	566	3,087	2,296
Depreciation and amortization	11,115	13,159	12,721
	6,792	954	9,976
Other operating (loss)	(41)	(223)	16
Operating income	$6,751	$731	$9,992
1Financial information for 2012, 2011 and 2010 has been revised to include results attributable to the Redbird Class A interests and the Packaging Assets acquired from Cross prior to October 2, 2012. See Note 2(a) – Principles of Presentation and Consolidation.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)

	Three Months Ended December 31, 2012	Years Ended December 31, 2012
	(In thousands)

Net income	$6,729	$101,987
Less: (Income) loss from discontinued operations	2,447	(64,865)
Net income from continuing operations	9,176	37,122

Adjustments to reconcile net income to distributable cash flow:
Continuing operations:
Depreciation and amortization	11,748	42,063
Loss on sale of property, plant and equipment	788	795
Amortization of debt discount	77	581
Amortization of deferred debt issuance costs	679	3,290
Payments of installment notes payable and capital lease obligations	(23)	(279)
Deferred income taxes	—	402
Mont Belvieu indemnity escrow payment	—	(375)
Debt prepayment premium	—	2,470
Gain on sale of equity method investment	—	(486)
Equity in loss of unconsolidated entities	1,368	1,113
Payments for plant turnaround costs	471	(2,107)
Maintenance capital expenditures	(5,055)	(8,658)
Unit-based compensation	6	385
Distribution equivalents from unconsolidated entities from continuing operations[1]	847	3,961
Distributable cash flow from continuing operations	20,082	80,277

Discontinued operations:
Income (loss) from discontinued operations, net of tax		64,865
Depreciation and amortization		2,320
Gain on sale of property, plant and equipment		(10)
Gain on sale of discontinued operations		(61,848)
Income tax expense from sale of discontinued operations		1,598
Equity in earnings of unconsolidated entities		(4,611)
Maintenance capital expenditures		(537)
Distribution equivalents from unconsolidated entities from discontinued operations[2]		6,792
Invested cash in unconsolidated entities from discontinued operations[3]		51
Distributable cash flow from discontinued operations		8,620

Distributable cash flow		$88,897
Distributable cash flow attributable to Packaging Assets[4]		(5,094)
Net Distributable cash flow		$83,803

	Three Months Ended December 31, 2012	Years Ended December 31, 2012
	(In thousands)
[1] Distribution equivalents from unconsolidated entities from continuing operations:
Distributions from unconsolidated entities	$—	$—
Return of investments from unconsolidated entities	847	3,961
Distribution equivalents from unconsolidated entities	$847	$3,961

[2] Distribution equivalents from unconsolidated entities from discontinued operations:
Return of investments from unconsolidated entities	$—	$400
Distributions in-kind from equity investments	—	6,392
Distribution equivalents from unconsolidated entities	$—	$6,792

[3] Invested cash in unconsolidated entities from discontinued operations:
(Contributions to) unconsolidated entities for operations	$—	$(3,051)
Expansion capital expenditures in unconsolidated entities	—	3,102
Invested cash in unconsolidated entities	$—	$51

[4] Distributable cash flow attributable to Packaging Assets:
Net Income	$—	$3,834
Depreciation and amortization	—	858
Deferred income taxes	—	402
Distributable cash flow attributable to Packaging Assets	$—	$5,094